UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2014 (June 30, 2014)

THE GRILLED CHEESE TRUCK, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54070	27-3120288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 North Nob Hill Road, Suite 321

Fort Lauderdale, FL 33324

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 478-2571

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.02 Unregistered Sale of Equity Securities

As of June 30, 2014, The Grilled Cheese Truck, Inc. (the “Company”) converted an aggregate of $3,772,190.44 of debt consisting of convertible promissory notes and outstanding amounts due for services rendered to the Company into 3,741,896 shares par value $.001 per share (the “Common Stock”) and 121,196 warrants as discussed below.

Nine investors from the Company’s 2012 Private Placement Offering and 2013 Private Placement Offering, respectively, converted an aggregate of $3,620,696.00 of the principal amount and accrued interest due under the Private Placement Notes, at $1.00 per share, for an aggregate issuance of 3,620,700 shares of the Company’s Common Stock. The issuance of the Common Stock upon conversion of the Private Placement Notes was made in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

In addition, on June 30, 2014, a total of five advisors, consultants, service providers and former officers and directors of the Company converted an aggregate of $151,494.38 owed to them for services previously rendered to the Company into 121,196 shares of Common Stock and warrants to purchase 121,196 shares of Common Stock at an exercise price of $2.50 per share (the “Warrant”). Such outstanding debt was converted at a rate of $1.25 per share of Common Stock and Warrant. The issuance of the shares of Common Stock and Warrants upon conversion of the outstanding debt was exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GRILLED CHEESE TRUCK, INC.

By:	/s/ Peter Goldstein
Peter Goldstein

Date: July 7, 2014